certification

Brian Curley, Principal Executive Officer/President, and Richard Gleason, Principal Financial Officer/Treasurer, of Northern Lights Fund Trust III (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                               Treasurer

Northern Lights Fund Trust III                                Northern Lights Fund Trust III

/s/ Brian Curley                                                   /s/ Richard Gleason

Brian Curley                                                          Richard Gleason

Date: 12/6/2023                                                     Date: 12/6/2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Centerstone Investors Trust and will be retained by the Centerstone Investors Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.